Exhibit 99.1

FOR IMMEDIATE RELEASE	4714 Gettysburg Road Mechanicsburg, PA 17055 NYSE Symbol: SEM

Select Medical Holdings Corporation Announces Location Change for its 2020 Annual Meeting of
Stockholders to be Held on April 28, 2020

MECHANICSBURG, PENNSYLVANIA – March 31, 2020 – Select Medical Holdings Corporation (the “Company”) (NYSE: SEM), today announced a change in the location of the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”). In light of public health concerns regarding the coronavirus or COVID-19, the Annual Meeting will be held in a virtual meeting format only. As previously announced, the Annual Meeting will be held on Tuesday, April 28, 2020 at 11:00 a.m., EDT. To be admitted to the Annual Meeting at https://www.meetingcenter.io/225455020, stockholders must enter the control number found on their proxy card, voting instruction form or notice previously received and a password. The password for the meeting is SEM2020. Further information regarding this change to the location of the Annual Meeting can be found in the proxy supplement to be filed by the Company with the Securities and Exchange Commission on March 31, 2020.

Investor inquiries:

Joel T. Veit

Senior Vice President and Treasurer

717-972-1100

ir@selectmedicalcorp.com

SOURCE: Select Medical Holdings Corporation